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                                                           Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Interleaf, Inc. for the registration of 5,592,000 shares of its common stock and to the incorporation by reference therein of our report dated June 16, 1997, with respect to the consolidated financial statements and schedule of Interleaf, Inc., included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 26, 1997